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                            TYCO INTERNATIONAL LTD.
                                   EXHIBIT 11
                         EARNINGS PER SHARE COMPUTATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                                MARCH 31,              MARCH 31,
                                                                          ---------------------  ----------------------
                                                                             1997       1996        1997        1996
                                                                          ----------  ---------  ----------  ----------
Calculation of earnings per share:
Primary:

Weighted average common shares outstanding during the period............     159,841    152,530     156,853     152,700
Effect of the restricted stock plan, stock options and warrants using
  the treasury stock method.............................................           0        261         447         109
                                                                          ----------  ---------  ----------  ----------
Total common equivalent shares..........................................     159,841    152,791     157,300     152,809
                                                                          ----------  ---------  ----------  ----------
                                                                          ----------  ---------  ----------  ----------
Net income..............................................................  $  106,704  $  79,474  $  281,074  $  215,909
                                                                          ----------  ---------  ----------  ----------
                                                                          ----------  ---------  ----------  ----------
Earnings per share......................................................  $     0.67  $    0.52  $     1.79  $     1.41
                                                                          ----------  ---------  ----------  ----------
                                                                          ----------  ---------  ----------  ----------
Fully Diluted(1):

Weighted average common shares outstanding during the period............     159,841    152,530     156,853     152,700

Effect of the restricted stock plan, stock options and warrants using
  the treasury stock method.............................................         162        261         532         204
                                                                          ----------  ---------  ----------  ----------
Total common equivalent shares..........................................     160,003    152,791     157,385     152,904
                                                                          ----------  ---------  ----------  ----------
                                                                          ----------  ---------  ----------  ----------
Net income..............................................................  $  106,704  $  79,474  $  281,074  $  215,909
                                                                          ----------  ---------  ----------  ----------
                                                                          ----------  ---------  ----------  ----------
Earnings per share......................................................  $     0.67  $    0.52         1.79  $    1.41
                                                                          ----------  ---------  ----------  ----------
                                                                          ----------  ---------  ----------  ----------

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(1) This calculation is submitted in accordance with Regulation S-K item 601
    (b)(11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.